UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Section 240.14.a-11(c) or Section
       240.14a-12

                           EDGE PETROLEUM CORPORATION
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                                                                 March 24, 2005



Dear Stockholder:

     You are cordially invited to attend the annual meeting of stockholders of Edge Petroleum Corporation to be held at the Doubletree Hotel, 400 Dallas Street, Houston, Texas 77002, on Wednesday, April 27, 2005 at 10:00 a.m. Houston time.

     This booklet includes the notice of the meeting and the Proxy Statement, which contains information about the Board and its committees and personal information about each of the nominees for the Board. Other matters on which action is expected to be taken during the meeting are also described.

     If you plan to attend the meeting in person, please follow the advance registration instructions in the back of this Proxy Statement which will expedite your admission to the meeting. Whether or not you plan to attend the annual meeting in person, it is important that you complete, sign, date and promptly return the enclosed proxy card or that you give your proxy by telephone or the Internet. To vote by phone or the Internet, please follow the instructions on your proxy card.

     It is important that your shares are represented at the meeting, whether or not you are able to attend personally. Accordingly, we urge you to vote your shares at your earliest convenience.

     Our Board and employees mourn the death of Joe Musolino, a good friend and valued director of the Company, who passed away on March 20th of this year. On behalf of the Company and our stockholders, we extend our deepest sympathies to his wife, Kathy, and his entire family. Mr. Musolino faithfully served for three years on the Company's Board of Directors. He was a member of the Audit Committee and the chairman of the Corporate Governance/Nominating Committee. Mr. Musolino served as an advisory director of First American Bank, SSB. He also served on the boards of Bank of America, as well as Pool Energy Services Company and Justin Industries. His philanthropic activities included serving as chairman of the Greater Houston Partnership, chairman of the Dallas United Way, chairman of Baylor University Medical Center Foundation and a director of various other civic and professional organizations. Joe was a graduate of the University of Oklahoma and served his country in the U.S. Navy. He will be greatly missed.

     On behalf of the Board of Directors, thank you for your continued support of the Company. I look forward to greeting as many of our stockholders as possible at the annual meeting.


                                        /s/ John W. Elias


                                        JOHN W. ELIAS
                                        Chairman of the Board, President
                                        and Chief Executive Officer

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

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON APRIL 27, 2005


To the Stockholders of
Edge Petroleum Corporation


     The annual meeting of stockholders of Edge Petroleum Corporation will be held at the Doubletree Hotel, 400 Dallas Street, Houston, Texas 77002, on Wednesday, April 27, 2005 at 10:00 a.m. Houston time, for the following purposes:

   1. To elect one director.

   2. To consider and vote upon the proposed Charter amendment to increase the number of authorized shares of Common Stock from 25 million to 60 million.

   3. To ratify the selection of BDO Seidman, LLP as the Company's independent registered public accounting firm for 2005.

   4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 17, 2005 as the record date for determining stockholders entitled to notice of, and to vote at, this meeting.

     You are cordially invited to attend the meeting in person. Whether or not you plan to attend the annual meeting in person, it is important that you complete, sign, date and promptly return the enclosed proxy card or that you give your proxy by telephone or the Internet. Submitting your proxy early by any of these methods will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

                                     By Authorization of the Board of Directors

                                     /s/ Robert C. Thomas

                                     ROBERT C. THOMAS
                                     Vice President, General Counsel and
                                     Corporate Secretary


March 24, 2005
1301 Travis Street, Suite 2000
Houston, Texas 77002

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

                                PROXY STATEMENT


     This Proxy Statement and the accompanying proxy card are being mailed to stockholders beginning on or about March 24, 2005. They are furnished in connection with the solicitation by the Board of Directors of Edge Petroleum Corporation (the "Company") of proxies from the holders of the Company's common stock, par value $0.01 per share ("Common Stock"), for use at the 2005 annual meeting of stockholders (the "Annual Meeting") to be held at the time and place and for the purposes set forth in the accompanying notice. In addition to the solicitation of proxies by mail, proxies may also be solicited by telephone, telegram or personal interview by regular employees of the Company. The Company will pay all costs of soliciting proxies. The Company will also reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy material to beneficial owners of such stock.

     All duly executed proxies received prior to the meeting will be voted in accordance with the choices specified thereon. As to any matter for which no choice has been specified in a duly executed proxy, the shares represented thereby will be voted FOR the election as a director of the nominee listed herein, FOR the approval of the proposed amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 25 million to 60 million, FOR approval of the appointment of BDO Seidman, LLP as the Company's independent registered public accounting firm for 2005 and at the discretion of the persons named in the proxy in connection with any other business that may properly come before the Annual Meeting. See "Other Business" on page 22 for information concerning the voting of proxies if other matters are properly brought before the Annual Meeting. A stockholder giving a proxy may revoke it at any time before it is voted at the Annual Meeting by filing with the Corporate Secretary an instrument revoking it, by delivering a duly executed proxy bearing a later date or by appearing at the Annual Meeting and voting in person.

     As of March 17, 2005, the record date for determining stockholders entitled to vote at the Annual Meeting, the Company had outstanding and entitled to vote 17,100,555 shares of Common Stock. The Common Stock is the only class of stock of the Company outstanding at the record date and entitled to vote at the Annual Meeting. Each share entitles the holder to one vote on each matter submitted to a vote of stockholders. Cumulative voting is not permitted. The requirement for a quorum at the Annual Meeting is the presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock.

     In addition to voting in person at the Annual Meeting, stockholders of record may vote by proxy by calling a toll-free phone number, by using the Internet or by mailing their signed proxy cards. The telephone and Internet voting procedures are designed to authenticate stockholders' identity, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Specific instructions for stockholders of record who wish to use the telephone or Internet voting procedures are set forth on the enclosed proxy card.

     If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Certain of these institutions offer telephone and Internet voting.

     A broker non-vote occurs when a broker submits a proxy card with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in "street name"), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Abstentions, shares with respect to which authority is withheld and broker non-votes that are voted on any matter are included in determining whether a quorum is present. Abstentions are treated as shares that are present and entitled to vote for purposes of determining the outcome of any matter submitted to the stockholders for a vote. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality of "votes cast". Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors, increases in authorized common stock and ratification of auditors. Votes are counted, and the count is certified, by an inspector of elections. Information regarding the vote required for approval of particular matters is set forth in the discussion of those matters appearing elsewhere in this Proxy Statement.

     The Annual Report to Stockholders, which includes financial statements of the Company for the year ended December 31, 2004, has been mailed to all stockholders entitled to vote at the Annual Meeting on or before the

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date of mailing this Proxy Statement. The Securities and Exchange Commission
("SEC") permits a single set of annual reports and proxy statements to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.

     As a result, if you hold your shares through a broker and you reside at an address at which two or more stockholders reside, you will likely be receiving only one annual report and proxy statement unless any stockholder at that address has given the broker contrary instructions. However, if any such beneficial stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, that stockholder should contact their broker or send a request to the Company's corporate secretary at the Company's principal executive offices, 1301 Travis, Suite 2000, Houston, Texas 77002, telephone number (713) 654-8960. The Company will deliver, promptly upon written or oral request to the corporate secretary, a separate copy of the 2004 Annual Report and this Proxy Statement to a beneficial stockholder at a shared address to which a single copy of the documents was delivered. The Annual Report is not a part of the proxy solicitation material.

     Attendance at the annual meeting is limited to the Company's stockholders or their designated representative or proxy, members of their immediate family and the Company's employees and guests. In order to attend as a stockholder or immediate family member, you or your family member must be a stockholder of record as of March 17, 2005, or you must provide a copy of a brokerage statement or other evidence of beneficial ownership showing ownership of common stock on March 17, 2005. If you or your designated representative or proxy plan to attend the meeting, please follow the advance registration instructions in the back of this Proxy Statement which will expedite your admission to the meeting.

                                   PROPOSAL I

                              Election of Director

     The Company's Board of Directors is divided into three classes, with staggered terms of office. The term for each class expires on the date of the third annual stockholders' meeting for the election of directors following the most recent election of directors for such class. Each director holds office until the next annual meeting of stockholders for the election of directors of his class and until his successor has been duly elected and qualified.

     One director is to be elected to the class of directors whose current term will end in 2005. The name of Mr. Vincent S. Andrews will be placed in nomination, and the persons named in the proxy will vote in favor of such nominee unless authority to vote in the election of director is withheld. Mr. Andrews is currently a director of the Company. Joseph R. Musolino, who had served as a director of the Company since May 2002, passed away on March 20, 2005. He had been nominated for reelection as a director at the Annual Meeting. In addition to his service to the Company, he was the retired Vice Chairman, Texas, of Bank of America, N.A., and its corporate predecessors, and served as an advisory director of First American Bank, SSB. Mr. Musolino was also a member of the Audit and Corporate Governance/Nominating (chairman) Committees of the Board. Mr. Musolino was a good friend and valued director who served our Company faithfully. He will be greatly missed.

     The persons named in the proxy may act with discretionary authority in the event the nominee should become unavailable for election, although management is not currently aware of any circumstances likely to result in such nominee becoming unavailable for election. In accordance with the Company's Bylaws, the director will be elected by a plurality of the votes cast; accordingly, abstentions and broker non-votes will have no effect. A stockholder may, in the manner set forth in the enclosed proxy card, instruct the proxy holder not to vote that stockholder's shares for the named nominee.

     Nominee -- The following summary sets forth information concerning the nominee for election as a director at the Annual Meeting, including such nominee's age, position with the Company, if any, and business experience during the past five years.

     Vincent S. Andrews has served as a director of the Company since December 1996 and served as a director of the Company's corporate predecessor from April 1991 until the Company's initial public offering in March 1997 (the "Offering"). Mr. Andrews has been an active investor in the Company's corporate predecessor since 1988. Mr. Andrews has, for more than five years, served as president of Vincent Andrews Management Corporation, a

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privately held management company primarily involved in personal financial management. Mr. Andrews is a member of the Audit Committee of the Board. He is 64 years old.

     The Board of Directors recommends that stockholders vote FOR the election of Mr. Andrews as a director of the Company whose term will expire in 2008.

     Directors with Terms Expiring in 2006 and 2007 -- The following summaries set forth information concerning six directors of the Company whose present terms of office will continue until 2006 or 2007, including each director's age, position with the Company, if any, and business experience during the past five years.

     Thurmon M. Andress has served as a director of the Company since November 2002. For the past five years he has been the president of Andress Oil & Gas Company, a private company located in Houston, Texas, engaged in the business of oil and gas exploration and development. He also serves as the managing director-Houston of Breitburn Energy Company LLC, a private company headquartered in Los Angeles, California, engaged in oil and gas production with operations primarily in California. Mr. Andress has over 40 years experience in the oil and gas industry. He is the chairman of the Compensation Committee. He is 71 years old. Mr. Andress' current term as a director expires in 2006.

     John W. Elias has served as the Chief Executive Officer and Chairman of the Board of the Company since November 1998 and as President since January 2000. From April 1993 to September 1998, he served in various senior management positions, including Executive Vice President of Seagull Energy Corporation, a company engaged in oil and gas exploration, development and production and pipeline marketing. Prior to April 1993, Mr. Elias served in various positions for more than 30 years, including senior management positions with Amoco Corporation, a major integrated oil and gas company. Mr. Elias has more than 40 years of experience in the oil and natural gas exploration and production business. He is 64 years old. Mr. Elias' current term as a director expires in 2006.

     John Sfondrini has served as a director of the Company since December 1996 and prior to that as director of the Company's corporate predecessors from 1986, when he arranged for the capitalization of a predecessor partnership. For more than five years, he has been self-employed as a consultant that assists his clients in raising and investing private capital for growth-oriented companies in multiple industry segments, including oil and gas. Mr. Sfondrini is a member of the Corporate Governance/Nominating Committee of the Board. He is 56 years old. Mr. Sfondrini's current term as a director expires in 2006.

     Stanley S. Raphael has served as a director of the Company since December 1996 and prior to that served as a director of the Company's corporate predecessor from April 1991 until the Offering. For more than five years, Mr. Raphael has been primarily engaged as a management consultant and is presently the sole owner and director of Trade Consultants, Inc., a management consulting firm. He is also a director and the retired Chairman of American Polymers Inc., a polystyrene manufacturer and plastics distributor. Previously, he was active in trading crude oil, petroleum products, LPG, petrochemicals, and plastics worldwide. Mr. Raphael is a member of the Corporate Governance/Nominating Committee of the Board. He is 69 years old. Mr. Raphael's current term as a director expires in 2007.

     Robert W. Shower has served as a director of the Company since March 1997. From December 1993 until his retirement in April 1996, Mr. Shower served as Executive Vice President and Chief Financial Officer of Seagull Energy Corporation, a company engaged in oil and gas exploration, development and production and pipeline marketing. From March 1992 to December 1993, he served as such company's Senior Vice President and Chief Financial Officer. Until May 2002, Mr. Shower served as a director of Lear Corporation and Nuevo Energy Company. Mr. Shower is a member of the Compensation and Audit (chairman) Committees of the Board. He is 67 years old. Mr. Shower's current term as a director expires in 2007.

     David F. Work has served as a director of the Company since November 2002. For more than five years prior to October 2000, he served in various management capacities with BP Amoco and BP, including North American vice president of BP. Since his retirement from BP in 2000 and until October 2003, he served as the chairman of Energy Virtual Partners, Inc., a private company engaged in the business of managing under-resourced oil and gas properties. Mr. Work is a member of the Compensation and Corporate Governance/Nominating Committees of the Board. He is 60 years old. Mr. Work's current term as a director expires in 2007.

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     There are no family relations, of first cousin or closer, among the
Company's directors or executive officers by blood, marriage or adoption. The Board had determined that all directors of the Company are independent directors within the meaning of Marketplace Rule 4200(a)(15) of the Nasdaq
Stock Market, except that Mr. Elias is not independent because he is an employee of the Company. While Mr. Sfondrini has a number of relationships and he or his affiliates are parties to certain transactions that could be viewed as transactions involving the Company, as described under "Certain Transactions" later in this Proxy Statement, the Board does not view these relationships and transactions as precluding a finding of his independence under the Nasdaq requirements.

  Standing Committees, Board Organization, Director Nominations and Meetings

     Compensation Committee. The members of the Compensation Committee of the Board are Messrs. Andress (chairman), Shower and Work, each of whom has been determined to be independent within the meaning of Marketplace Rule 4200(a)(15) of the Nasdaq Stock Market. The Board of Directors adopted a charter for the Compensation Committee effective January 1, 2004 (the "Compensation Committee Charter"). The duties and functions performed by the Compensation Committee are
(a) to review and recommend to the Board of Directors or determine the annual salary, bonus, stock options and other benefits, direct and indirect, of the executive officers; (b) to review new executive compensation programs, review on a periodic basis the operation of the Company's executive compensation programs to determine whether they are properly coordinated, establish and periodically review policies for the administration of executive compensation programs, and take steps, consistent with the contractual obligations of the Company, to modify any executive compensation programs that yield payments and benefits that are not reasonably related to executive performance; (c) to establish and periodically review policies in the area of management perquisites; and (d) to exercise all of the powers of the Board of Directors with respect to any other matters involving the compensation of employees and the employee benefits of the Company as may be delegated to the Compensation Committee from time to time.

     Audit Committee. The members of the Audit Committee of the Board are Messrs. Andrews and Shower (chairman). In addition, Mr. Musolino served as a member of the Audit Committee until his recent death on March 20, 2005. Each of Messrs. Andrews, Shower and Musolino has been determined to be independent within the meaning of Marketplace Rules 4200(a)(15) and 4350(d)(2)(A) of the Nasdaq Stock Market. On March 22, 2005, the Company notified the Nasdaq Stock Market of the death of Mr. Musolino. The Company further advised Nasdaq that as a result of Mr. Musolino's death, the Company is not in compliance with the audit committee composition requirement set forth in Rule 4350(d)(2)(A) of Nasdaq's Marketplace Rules, which requires a listed issuer to have at least three members on its audit committee. The Company received a letter in response from the Nasdaq Stock Market on March 22, 2005 to the same effect. The Company has also notified the Nasdaq Stock Market that it will rely on the cure period provision of Nasdaq Marketplace Rule 4350(d)(4)(B), which permits the Audit Committee to be composed of only two members on a temporary basis. The Board of Directors will appoint a third independent director to serve as a member of the Audit Committee to fill the vacancy by the date of the 2005 Annual Meeting of Stockholders in accordance with the terms of the cure period rule. In addition, the Board has determined that at least one member of the Audit Committee, Mr. Robert W. Shower, is an "audit committee financial expert." In addition to the positions described in Mr. Shower's biography earlier in this Proxy Statement, he has experience as a public accountant and chief financial officer and has served on the audit committees of other public companies.

     The Audit Committee has direct responsibility for the appointment, retention, compensation and oversight of the independent registered public accounting firm for the purpose of preparing the Company's annual audit report or performing other audit, review or attest services for the Company. The Audit Committee has sole authority to approve all engagement fees and terms of the independent registered public accounting firm and to establish policies and procedures for pre-approval of audit and non-audit services. The Audit Committee conducts a review of the annual audit with management and the independent registered public accounting firm prior to filing or distribution, reviews filings with the SEC and other published documents containing the Company's financial statements, reviews with the Company's legal counsel any legal or regulatory matters that may have a material impact on the Company's financial statements, related corporate compliance policies, and programs and reports received from regulators. The Committee also reviews on an annual basis, or more frequently as such Committee may from time to time deem appropriate, the policies and practices of the Company dealing with various matters relating to the financial condition and auditing procedures of the Company, including financial information to be provided to stockholders

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and others, the Company's systems of internal controls established by management and oversight of the annual audit and review of the annual and quarterly financial statements, as well as any duties that may be assigned by the Board of Directors from time to time. The Audit Committee operates under a written charter that was last amended by the Board of Directors in December 2003 (as amended, the "Audit Committee Charter").

     Corporate Governance/Nominating Committee. The members of the Corporate Governance/Nominating Committee of the Board are Messrs. Raphael, Sfondrini and Work, each of whom has been determined to be independent within the meaning of Marketplace Rule 4200(a)(15) of the Nasdaq Stock Market. Until his recent death, Mr. Musolino was a member and chairman of the Corporate Governance/Nominating Committee. The Board of Directors will designate a new chairman of the Corporate Governance/Nominating Committee by the date of the 2005 Annual Meeting of Stockholders. In December 2003, the Board established a charter for the Corporate Governance/Nominating Committee (the "Corporate Governance/Nominating Committee Charter") setting forth the purpose, goals and responsibilities of the Corporate Governance/Nominating Committee. The functions performed by the Committee are to make non-binding recommendations with respect to the nomination of directors to serve on the Board of Directors of the Company for the Board's final determination and approval, review the Board's corporate governance guidelines annually, undertake CEO succession planning and any other duties that may be assigned by the Board from time to time.

     In December 2003, the Corporate Governance/Nominating Committee recommended and the full Board approved a set of corporate governance guidelines for guiding the Board in fulfilling its duties to the Company, including guidelines for the size of the Board, monitoring and safeguarding the independence of the Board, term limits, mandatory retirement, other directorships, change in occupation or business of a director, recusal when conflicts of interest arise, selection and qualification of director candidates, director continuing education, Board meetings, executive sessions with only non-employee directors, attendance, committees, Board and committee evaluations, CEO evaluation (by the Compensation Committee), management succession, procedures for communication by interested parties with non-employee directors, procedures for handling concerns regarding accounting, controls over financial reporting or other audit matters, non-employee director remuneration, certain shareholder voting matters and procedures for candidates recommended by shareholders and other matters (the "Corporate Governance Guidelines").

     The Corporate Governance/Nominating Committee Charter provides, among other things, that any candidate for the Board nominated by the Board must meet the minimum qualifications specified in the charter and in the Company's Corporate Governance Guidelines, including that the director candidate possess personal and professional integrity, has good business judgment, relevant experience and skills and will be an effective director in conjunction with the full Board in collectively serving the long-term interests of the Company's stockholders. In addition, for a director to serve on the Audit, Compensation or Corporate Governance/Nominating Committee, he or she must meet the independence standards applicable to such committees in accordance with Nasdaq, the Internal Revenue Code and SEC rules. The Company's Bylaws provide that no person shall be eligible for nomination for election as a director if that person is or will become 70 years of age or older on or prior to the date of the annual meeting at which they would be considered for election. A director who becomes 70 years of age during his or her term may complete the term. The Company's Bylaws also provide that directors who are also employees of the Company are deemed to resign from the Board on their 65th birthday and may not thereafter be nominated for election. The Board may waive either or both of these Bylaw provisions by majority vote if the Board in its judgment determines that such waiver would be in the best interests of the Company. Inasmuch as Mr. Elias will turn 65 years of age in 2005, the Board considered and approved a resolution at its February 2005 meeting waiving the employee-director age restriction as it relates to Mr. Elias for the remainder of his term and providing that Mr. Elias shall remain eligible to be nominated for election to the Board in the future until he reaches the age of 70.

     Director Nominations. All director nominations must be recommended by the Corporate Governance/ Nominating Committee and approved by a majority of the independent directors of the Board. The Corporate Governance/Nominating Committee's policy is that it will consider candidates recommended by stockholders on the same basis as other candidates, provided the recommended candidate meets all of the minimum requirements and qualifications for being a director as specified in the Company's Corporate Governance Guidelines, the Corporate Governance/Nominating Committee Charter and the Company's Bylaws. Any such recommendations should include the candidate's name and qualifications for Board membership and should be sent in writing to the

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Corporate Secretary of the Company at Edge Petroleum Corporation, 1301 Travis,
Suite 2000, Houston, Texas 77002. The Corporate Governance/Nominating Committee will consider candidates for Board membership suggested by its members and other Board members, as well as management and stockholders. Once the Committee identifies a prospective nominee, it will make an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination will be based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee's own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The initial determination will be based primarily on the need for Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the minimum qualifications described above. In addition, as the Company evolves, the experience and diversity required on its Board may change. Therefore, the expertise that a prospective nominee possesses will be thoroughly examined to determine whether there is an appropriate fit. If the initial determination indicates that the Committee should pursue the prospect, the Committee will evaluate the prospective nominee against the minimum qualifications in full and consider such other relevant factors as it deems appropriate. In connection with this evaluation, one or more members of the Committee and others as appropriate, may interview the prospective nominee. After completing this evaluation, the Committee will determine whether to recommend the individual for nomination by the Board. The Board, acting on the recommendations of the Corporate Governance/Nominating Committee, will nominate a slate of director candidates for election at each annual meeting of stockholders and will appoint directors to fill vacancies between annual meetings, including vacancies created as a result of any increase in size of the Board. The Company does not pay a fee to any third party or parties to identify, evaluate or assist in identifying or evaluating any potential nominees.

     In addition, the Company's Bylaws permit stockholders to nominate persons for election to the Board at an annual stockholders meeting, without regard to whether the stockholder has submitted a recommendation to the Corporate Governance/Nominating Committee as to such nominee. To nominate a director using this process, the stockholder must follow the procedures described under "Additional Information."

     Board Meetings. The Company expects each director to make every effort to attend each Board meeting, each meeting of any committee on which he or she sits and the annual stockholder's meeting. Attendance in person at board and committee meetings is preferred, but attendance by teleconference is permitted, if necessary. All of the Company's directors attended last year's annual meeting of stockholders.

     During 2004, the Board of Directors held seven meetings and acted by written consent five times. During 2004, the Compensation Committee met three times, the Audit Committee met six times and the Corporate Governance/ Nominating Committee met two times. During 2004, all members of the Board of Directors attended at least 75% of the total of all Board meetings and applicable committee meetings held during the time they served as directors. In addition, the Company's non-employee Directors meet at regularly scheduled executive sessions without management present. In 2004, the Board held four regularly scheduled executive sessions in which only the independent, non-employee Directors were present.

     The Compensation Committee, Audit Committee and Corporate Governance/Nominating Committee Charters, as well as the Corporate Governance Guidelines are all available on the Company's website, http://www.edgepet.com. We make our website content available for information purposes only. It should not be relied upon for investment purposes, nor is it incorporated by reference in this Proxy Statement.

     Director Remuneration -- Prior to June 1, 2004, the annual compensation of each director who was not an employee of the Company or a subsidiary (a "Non-employee Director") consisted of (1) an annual retainer of $10,000, up to half of which could be paid in unrestricted shares of Common Stock and (2) a grant of non-qualified stock options ("NSOs") to purchase 3,000 shares of Common Stock. The shares of Common Stock and options for Common Stock were issued pursuant to the Edge Petroleum Corporation Incentive Plan.

     Effective beginning June 1, 2004, the annual compensation for Non-employee Directors was revised to eliminate the stock option grant component and increase the annual retainer, all or a portion of which may be paid in shares of Common Stock. If the Board elects to pay all or some of the retainer in shares of Common Stock, all or a portion of those shares may be subject to restriction, in the discretion of the Board. The Edge Petroleum Corporation Incentive Plan was amended and restated effective June 1, 2004 accordingly (as amended and restated, the "Incentive Plan"). Under the Incentive Plan, the Board has the discretion to reinstate the annual option grant. In accordance with the new annual compensation arrangement, in 2004 Non-employee Directors were paid an annual retainer equal to the sum of (1) $10,000 (paid in cash) and (2) the value of 2,400 shares of Common Stock (paid in kind). The shares vest ratably over three years beginning on the first anniversary of the grant date. The fair market value of the shares on the June 1, 2004 award date was $32,640 per director. No option awards were made to Non-employee Directors in 2004.

     In addition, each Non-employee Director is to receive a $1,000 cash payment for in-person attendance at a meeting of the Board of Directors ($400 if such attendance is telephonic) and $750 ($1,200 in the case of a chairman of a Committee even if such attendance is telephonic) for each meeting of a Committee of the Board of Directors attended ($400 if telephonic). All directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board or Board committees and for other expenses incurred in their capacity as directors.

     At its February 2005 meeting, the Corporate Governance/Nominating Committee reviewed the director's compensation and determined that such compensation should be increased in light of the increased duties, responsibilities and complexities of Board service. The committee deferred taking any action to increase director compensation, however, until after reviewing certain competitive information and surveys of director compensation of the Company's peers and competitors. Increases, if any, in director compensation will be finally reviewed and approved by the Corporate Governance/Nominating Committee at a meeting later in 2005, submitted to the full Board for approval and reported in the proxy statement for the 2006 annual meeting.

     Audit Committee Report -- As noted above, the Audit Committee is currently composed of two directors, Messrs. Andrews and Shower, and, until his recent death, Mr. Musolino, each of whom is independent as defined by the Nasdaq Stock Market's listing standards. Management is responsible for the Company's internal controls and financial reporting process. The independent registered public accounting firm was responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In connection with these responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the December 31, 2004 financial statements. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees, as amended). The Audit Committee also received written disclosures from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent registered public accounting firm that firm's independence.

     Based upon the Audit Committee's discussions with management and the independent registered public accounting firm and the Audit Committee's review of the representations of management and the independent registered public accounting firm, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2004, to be filed with the Securities and Exchange Commission.

                              The Audit Committee:


                              Robert W. Shower, Chair
                              Vincent S. Andrews
                              Joseph R. Musolino*

     * The Audit Committee, including Mr. Musolino, approved this report prior to his death.

     Pursuant to the Securities and Exchange Commission Rules, the foregoing Audit Committee Report is not deemed "soliciting material", is not "filed" with the Commission and is not incorporated by reference with the Company's Annual Report on Form 10-K, whether made before or after the date hereof and irrespective of any general incorporation language in such report.

     Security Ownership of Certain Beneficial Owners and Management -- The following table sets forth information as of February 2, 2005 (except as indicated below) with respect to beneficial ownership of the Common Stock by:
(i) all persons who are the beneficial owner of 5% or more of the outstanding Common Stock; (ii) each director or nominee for director; (iii) each executive officer of the Company; and (iv) all executive officers and directors of the Company as a group. As of February 2, 2005, 17,063,410 shares of Common Stock were issued and outstanding.



                                                       Number of Shares          Percent of
                                                        of Common Stock         Common Stock
Name (1)                                              Beneficially Owned     Beneficially Owned
--------                                             --------------------   --------------------
   John W. Elias (2) .............................          655,370                 3.75%
   Michael G. Long (3) ...........................           92,844                    *
   John O. Tugwell (4) ...........................           66,362                    *
   Thurmon Andress (5) ...........................           12,000                    *
   Vincent S. Andrews (6) ........................           40,705                    *
   Joseph R. Musolino (7) ........................           10,000                    *
   Stanley S. Raphael (8) ........................          237,173                 1.39%
   John Sfondrini (9) ............................           26,311                    *
   Robert W. Shower (10) .........................           29,197                    *
   David F. Work (11) ............................            8,575                    *
   The Private Investment Fund and
    Marlin Capital Corp. (12) ....................          925,000                 5.42%
   Mark G. Egan (12) .............................          950,700 (13)            5.57%
   All directors and executive officers as a group
    (10 persons) (14) ............................        1,178,537                 6.68%

------------

   *     Less than one percent.

   (1) Except as otherwise noted, each stockholder has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

   (2) Shares shown include (i) 424,000 shares of Common Stock that could be acquired pursuant to stock options exercisable within 60 days of February 2, 2005, (ii) 215,000 shares purchased by Mr. Elias pursuant to the Company's 1999 private placement on the same terms as were applicable to unrelated parties; such shares are held in an IRA account for his benefit, and (iii) 2,370 shares that Mr. Elias will receive within 60 days of February 2, 2005 pursuant to a restricted stock award made on April 2, 2004.

   (3) Shares shown include (i) 42,000 shares of Common Stock that could be acquired pursuant to stock options exercisable within 60 days of February 2, 2005, and (ii) 3,592 shares that Mr. Long will receive within 60 days of February 2, 2005, pursuant to restricted stock awards made in 2003 and 2004.

   (4) Shares shown include (i) 37,000 shares of Common Stock that could be acquired pursuant to stock options exercisable within 60 days of February 2, 2005, and (ii) 3,592 shares that Mr. Tugwell will receive within 60 days of February 2, 2005, pursuant to restricted stock awards made in 2003 and 2004.

   (5) Shares also include 5,000 shares of Common Stock that could be acquired pursuant to stock options exercisable within 60 days of February 2, 2005.

   (6) Shares shown include (i) 15,000 shares of Common Stock beneficially owned by Mr. Andrews' wife, (ii) 3,568 shares held by Mr. Andrews' children, and (iii) 18,300 shares that could be acquired pursuant to stock options exercisable within 60 days of February 2, 2005. Mr. Andrews may be deemed the beneficial owner of the shares of Common Stock beneficially owned by his wife and children. Mr. Andrews disclaims such beneficial ownership.

   (7) Shares also include 3,000 shares of Common Stock that could be acquired pursuant to stock options exercisable within 60 days of February 2, 2005.

   (8) Shares shown include (i) 103,455 shares of Common Stock held by the Trade Consultants, Inc. Pension Plan, of which Mr. Raphael is the trustee, (ii) 50,986 shares held by the Stanley Raphael Trust, a trust controlled by Mr. Raphael, (iii) 47,208 shares held by a trust for the benefit of Mr. Raphael's wife, (iv) 15,000 shares held by Trade Consultants Inc. of which Mr. Raphael is sole owner and director, and (v) 18,300 shares that could be acquired pursuant to stock options exercisable within 60 days of February 2, 2005. Mr. Raphael may be deemed the beneficial owner of shares of Common Stock held by Trade Consultants, Inc. Pension Plan, Trade Consultants Inc. and the trust for the benefit of his wife. Mr. Raphael disclaims such beneficial ownership.

   (9) Shares shown include (i) 450 shares of Common Stock held by Edge Holding Company, a limited partnership of which Mr. Sfondrini and a corporation wholly owned by him are the general partners, (ii) 809 shares held by Napamco, Ltd., a corporation wholly owned by Mr. Sfondrini of which he is the President, (iii) 4,998 shares held by Mr. Sfondrini's children, and (iv) 9,000 shares that could be acquired pursuant to stock options exercisable within 60 days of February 2, 2005. Mr. Sfondrini may be deemed the beneficial owner of the shares held by Edge Holding Company and his children. Mr. Sfondrini disclaims such beneficial ownership.

   (10) Shares shown include (i) 16,500 shares of Common Stock that could be acquired pursuant to stock options exercisable within 60 days of February 2, 2004, (ii) 7,697 shares held jointly by Mr. Shower and his spouse and (iii) 5,000 shares held in an IRA rollover account for the benefit of Mr. Shower.

   (11) Shares also include 5,000 shares of Common Stock that could be acquired pursuant to stock options exercisable within 60 days of February 2, 2005.

   (12) The business address of each of these beneficial holders is 875 N. Michigan Ave., Suite 3412, Chicago, Illinois 60611. Mark G. Egan is the sole shareholder and president of Marlin Capital Corp. and is a limited partner of The Private Investment Fund. Marlin Capital Corp. is the general partner of The Private Investment Fund. Marlin Capital Corp. has the authority to direct the investments of The Private Investment Fund and consequently to authorize the disposition and vote of the shares of Common Stock held by The Private Investment Fund. Mr. Egan may be deemed to have indirect beneficial ownership of the shares of Common Stock owned by The Private Investment Fund. The information regarding The Private Investment Fund, Marlin Capital Corp. and Mr. Egan (included in Notes 12 and 13), is based on a filing made with the SEC reflecting beneficial ownership of the Common Stock as of December 21, 2004.

   (13) Shares shown consist of 925,000 shares of Common Stock owned by The Private Investment Fund and 25,700 shares of Common Stock owned by Mr. Egan.

   (14) Shares shown include (i) 578,100 shares of Common Stock that may be acquired pursuant to stock options exercisable within 60 days of February 2, 2005, and (ii) 9,554 shares of restricted Common Stock that executive officers will receive within 60 days of February 2, 2005.

     Compliance with Section 16(a) of the Exchange Act -- Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and persons who beneficially own 10% or more of the Company's Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock. Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during 2004 all its directors and executive officers and 10% or greater holders complied on a timely basis with all applicable filing requirements under
Section 16(a) of the Exchange Act.

     Executive Compensation -- Set forth below is information regarding the compensation of the Company's Chief Executive Officer (the "CEO") and the other executive officers of the Company (together with the CEO, the "named officers").

     Summary Compensation Table. The summary compensation table set forth below contains information regarding the combined salary, bonus and other compensation of each of the named officers for services rendered to the Company in 2004, 2003 and 2002.

                          SUMMARY COMPENSATION TABLE

                                                                      Long Term Compensation
                                                                     ------------------------
                                                                                   Securities
                                           Annual Compensation (1)    Restricted   Underlying
                                         ---------------------------     Stock      Options       All Other
Name and Principal Position        Year     Salary        Bonus       Awards (2)    (Shares)   Compensation (3)
--------------------------------- ------ ----------- --------------- ------------ ----------- -----------------
John W. Elias ...................  2004    $350,000        (4)           $93,852      50,000         $4,040
 Chairman of the Board, President  2003    $350,000      $200,000             --      50,000         $2,630
 and Chief Executive Officer       2002    $350,000      $149,000             --      74,000         $2,630
Michael G. Long .................  2004    $178,500        (4)           $47,203          --         $6,500
 Senior Vice President and         2003    $166,700      $59,000         $29,808          --         $6,000
 Chief Financial Officer           2002    $159,500      $56,800              --      12,000         $5,500
John O. Tugwell .................  2004    $183,000        (4)           $47,203          --         $5,935
 Senior Vice President             2003    $172,000      $59,000         $29,808          --         $6,000
 and Chief Operating Officer       2002    $164,500      $57,900              --      12,000         $6,981

------------

   (1) Other annual compensation for the named individuals during each of 2004, 2003 and 2002 did not exceed the lesser of $50,000 or 10% of the annual compensation earned by such individual.

   (2) Reflects restricted stock awards made pursuant to the Incentive Plan. The dollar value included in the table reflects the valuation at the time of the award. An award of 7,110 shares of restricted stock was made to Mr. Elias on April 1, 2004. The shares were not issued at the time of the award and will be issued ratably over three years beginning April 1, 2005. An award of 3,576 shares of restricted stock was made to each of Messrs. Long and Tugwell on April 1, 2004. The shares were not issued at the time of the award and will be issued ratably over three years beginning April 1, 2005 in accordance with the vesting schedule for the award. An award of 7,200 shares of restricted stock was made to each of Messrs. Long and Tugwell on April 1, 2003. The shares were not issued at the time of the award and will be issued ratably over three years beginning April 1, 2004 in accordance with the vesting schedule for the award. Awards of restricted stock, all of which provide that actual shares are issued only upon vesting, have also been made in prior periods. If actual shares had been issued at grant for the restricted stock awards made in 2004 and all prior periods, the number and value of restricted shares held by the named officers at December 31, 2004 would be as follows: Mr. Elias: 7,110 shares ($103,664); Mr. Long: 8,376 shares ($122,122); and Mr. Tugwell: 8,376 shares ($122,122).

   (3) In the case of Mr. Elias, amounts shown represent payments by the Company for life insurance on his account. In the case of Messrs. Long and Tugwell, amounts shown represent the Company's contributions under its 401(k) Plan. No amounts are included for Mr. Tugwell for payments received by him in respect of overriding royalty interests granted prior to his becoming an executive officer.

   (4) Bonus awards for 2004 performance are not determined as of the date of this Proxy Statement and will be reported in the proxy statement for the 2006 Annual Meeting. Bonuses consist of a targeted percentage of the executive officer's annual salary, subject to a maximum targeted percentage, and are determined by formula that is based 80% on achievement of the Company's performance objectives for the year as established by the Compensation Committee and 20% on achievement of the individual's objectives. The Company's performance objectives are measured by certain operational and financial objectives, and the individual performance objectives are mutually agreed to by the Company and the executive officer and assessed by the Chief Executive Officer who makes recommendations to the Compensation Committee. See discussion under "Compensation Committee Report on Executive Compensation", below.

     Option/SAR Grants. Shown below is further information on grants of stock options during 2004 to the named officers.

                                   Number of      % of Total
                                  Securities        Options
                                  Underlying      Granted to       Exercise
                                    Options      Employees in       Price       Expiration        Grant Date
Name                                Granted       Fiscal Year     ($/Share)        Date        Present Value (1)
----                             ------------   --------------   -----------   ------------   ------------------
   John W. Elias (2) .........      50,000            100%         $ 13.99        4/1/14           $333,123
   Michael G. Long ...........         -0-             --               --            --                 --
   John O. Tugwell ...........         -0-             --               --            --                 --

------------

   (1) Based on the Black-Scholes option-pricing model adapted for use in valuing executive stock options. The actual value, if any, that may be realized will depend on the excess of the underlying stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized will be at or near the value estimated by the Black-Scholes model. The estimated values under the model are based on the following assumptions: expected volatility based on historical volatility of daily Common Stock price of 72%, a risk-free rate of return based on a discount rate equal to a U.S. Treasury rate at the time of grant of 3.76%, no dividend yields, an expected option exercise period of eight years (with the exercise occurring at the end of such period) and no adjustment for the risk of forfeiture over the applicable vesting period.

   (2) Mr. Elias was granted options for the purchase of 50,000 shares of Common Stock effective April 1, 2004 pursuant to the terms of his employment agreement. These options vest and become exercisable on April 1, 2006. Of the options, options for 37,000 shares were issued to Mr. Elias outside of the Incentive Plan and options for 13,000 shares were issued from the Incentive Plan. See discussion under "Equity Compensation Plan Information," below.

     Option/SAR Exercises and 2004 Year-End Option/SAR Values. Shown below is information with respect to option exercises and the value of the outstanding options held by the named officers for the year ended December 31, 2004.

                                                          Number of Securities          Value of Unexercised
                                                         Underlying Unexercised      In-the-Money Options/SARs
                                 Shares                 Options/SARs at FY-End(#)           at FY-End (1)
                              Acquired On     Value   ----------------------------- -----------------------------
Name                            Exercise    Realized   Exercisable   Unexercisable   Exercisable   Unexercisable
----                         ------------- ---------- ------------- --------------- ------------- --------------
   John W. Elias ...........         --           --     374,000        100,000      $3,613,760      $564,500
   Michael G. Long .........     15,000     $117,821      42,000             --      $  333,405          --0-
   John O. Tugwell .........     10,000     $ 78,074      37,000             --      $  295,818          --0-

------------

   (1) The excess, if any, of the market value of Common Stock at fiscal year end ($14.58 per share) over the option exercise price, expressed in dollars.

     401(k) Employee Savings Plan -- The Company has a tax-qualified 401(k) Employee Savings Plan (the "401(k) Plan") for its employees generally, in which the executive officers also participate. Under the 401(k) Plan, eligible employees are permitted to defer receipt of their compensation up to the maximum amount allowed by law, with the employee's contribution not to exceed $14,000 for the current year (subject to certain limitations imposed under the Internal Revenue Code of 1986, as amended (the "Code")). The 401(k) Plan provides that a discretionary match of employee deferrals may be made by the Company in cash or stock. Pursuant to the 401(k) Plan, the Company has elected to match 50% of the first 8% of employee deferral, subject to limitations imposed by the Internal Revenue Service. The amounts held under the 401(k) Plan (except for matching contributions by the Company in Common Stock) are invested among various investment funds maintained under the 401(k) Plan in accordance with the directions of each participant. Except for customary "blackout" periods imposed from time to time by the Company on all employees including executive officers, the 401(k) Plan does not restrict employees from selling vested shares of the Company's Common Stock held in the plan. Salary deferral contributions by employees under the 401(k) Plan are 100% vested. Company contributions vest 50% at the completion of the first year of employment with the remaining 50% vesting at the completion of the second year of employment. All company contributions after the completion of the second year of employment are fully vested. Participants or their beneficiaries are entitled to payment of vested benefits upon termination of employment.

     Employment Agreements and Change of Control Agreements -- Mr. Elias entered into an employment agreement with the Company effective November 1998. The initial term of his employment agreement ended December 31, 2001. The agreement automatically renewed for a one-year term and will continue to do so at the end of each calendar year unless either party gives advance notice of non-renewal. Mr. Elias' employment agreement calls for a minimum base salary of $350,000 per year during the first three years of the employment agreement and may be increased thereafter at the discretion of the Compensation Committee. His employment agreement did not provide for an annual bonus for 1999. Thereafter he is afforded a bonus opportunity of up to 100% of base salary with a target incentive bonus of 50% of base salary keyed to specific performance objectives established by the Compensation Committee. In addition, the agreement provided for a January 1999 initial grant of NSOs for the purchase of 200,000 shares of Common Stock exercisable at fair market value of the Common Stock on the date of grant, having a ten-year term and becoming exercisable 1/3 upon issue, and 1/3 upon each of January 1, 2000 and January 1, 2001. The agreement also provides for subsequent grants of NSOs, at the discretion of the Board of Directors, on January 1 of the years 2000 through 2004 for 50,000 shares each exercisable at the fair market value of the Common Stock on the date of each subsequent grant. These subsequent options have a ten-year term and vest 100% on the second anniversary of the grant date. Such agreement also provides that the Company will provide a $1,000,000 term life insurance policy for Mr. Elias, together with a tax gross-up payment in the amount necessary to offset any applicable taxes imposed on him by reason of such insurance policy and gross-up. Upon termination of employment by the Company (except under certain limited circumstances defined as "for cause" in the agreement or upon certain material breaches of the agreement by Mr. Elias) or by Mr. Elias for certain reasons, such as the Company's material breach of the agreement or the assignment to Mr. Elias of duties inconsistent with his position as set forth in the agreement ("for good reason"), Mr. Elias will generally be entitled to certain benefits (the "Termination Benefits") including: (1) continued payment of his base salary then in effect for the unexpired portion of the term of the agreement; (2) immediate vesting of all outstanding stock options granted by the Company to him which will remain exercisable for a period of 12 months after such termination (but in no event beyond the expiration of the original term of such stock option grants); (3) a lump sum cash payment equal to his prorated incentive target bonus in the year of termination; (4) life insurance coverage and annual tax gross-up of premium payments shall continue to be provided for the unexpired portion of the term of the agreement; (5) cash payments equal to the amount credited to his account under any employee profit sharing plan or stock ownership plans that are forfeitable in accordance with the terms of such plans; and (6) participation for a period of 18 months after the date of termination in the Company's group health plan. The employment agreement of Mr. Elias provides for a covenant limiting competition with the Company during employment with the Company and, if the employment ends by reason of Mr. Elias' disability or his terminating his employment for good reason, for as long as the Company is providing him with Termination Benefits.

     Messrs. Long and Tugwell are both employees at will of the Company.

     All current employees of the Company, including Messrs. Elias, Long and Tugwell, are parties to a severance agreement that provides for certain benefits in the event of a "change of control" as defined in the agreement. Pursuant to such agreements if the named officers' employment by the Company is subject to an involuntary termination (which includes a voluntary resignation within sixty
(60) days after, among other things, a significant reduction in duties of the employee or a reduction in annual salary, bonus or benefits) occurring within two (2) years after a change in control of the Company, the officer is entitled to receive a lump sum severance amount, which is 2.99 times annual salary and targeted annual bonus in Mr. Elias' case and 2.0 times annual salary and targeted annual bonus in the case of each of Messrs. Long and Tugwell. In addition, the employee would be entitled to the remaining portion of any prior years' incentive bonus award, continued coverage in Company welfare and benefit plans for up to thirty-six (36) months, certain outplacement services up to a maximum cost to the Company of $6,000, and a tax gross-up payment designed to keep the employee whole with respect to any taxes imposed by Section 4999 of the Code. Under the severance plan, a "change of control" occurs if: (i) the Company
(A) shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company) or (B) is to be dissolved and liquidated, and as a result of or in connection with such transaction, the persons who were directors of the Company before such transaction shall cease to constitute a majority of the Board; (ii) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the Exchange Act acquires or gains ownership or control (including, without limitation, power to vote) of 20% or more of the outstanding shares of the Company's voting stock (based upon voting power), and as a result of or in connection with such transaction, the persons who were directors of the Company before such transaction shall cease to constitute a majority of the Board; or (iii) the Company sells all or substantially all of the assets of the Company to any other person or entity (other than a wholly-owned subsidiary of the Company) in a transaction that requires stockholder approval pursuant to the Texas Business Corporation Act. It is estimated that in the event all of the Company's employees were terminated at March 14, 2005 pursuant to a change of control, the total severance payments owed for all employees pursuant to these severance agreements would be $8,258,689 (not including the costs of outplacement services and taxes), including $1,569,750 for Mr. Elias, $506,940 for Mr. Long and $519,720 for Mr. Tugwell.

     Compensation Committee Interlocks and Insider Participation -- The members of the Compensation Committee of the Board of Directors are Messrs. Andress (chairman), Shower and Work. Mr. Sfondrini served on the Compensation Committee until March 2004. During 2004, Mr. Sfondrini was subject to certain transactions and relationships with the Company relating to certain oil and natural gas business matters. These transactions and relationships are described under "Certain Transactions," later in this Proxy Statement. None of the Company's executive officers has served as a member of a compensation committee or board of directors of any other entity that has an executive officer serving as a member of the Company's Board of Directors.

     Performance Graph -- The following performance graph compares the cumulative total stockholder return on the Common Stock to the cumulative total return of the Standard & Poor's 500 Stock Index and an index composed of all publicly traded oil and gas companies identifying themselves by primary Standard Industrial Classification (SIC) Code 1311 (Crude Petroleum and Natural
Gas) for the period beginning December 31, 1999 and ending December 31, 2004.


                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                           AMONG EDGE PETROLEUM CORP.,
                        S&P 500 INDEX AND SIC CODE INDEX


                      1999         2000        2001        2002         2003        2004
EDGE PETROLEUM CORP.   100       343.48      184.35      130.43          352      507.13
SIC CODE INDEX         100       127.04      116.56      124.27       199.58      253.54
S&P 500 INDEX          100        90.89       80.09       62.39        80.29       89.02

                                                  SIC Code        S&P 500
                                     Edge           Index          Index
                                 ------------   ------------   ------------
   December 31, 1999 .........     $ 100.00       $ 100.00       $ 100.00
   December 29, 2000 .........     $ 343.48       $ 127.04       $  90.89
   December 31, 2001 .........     $ 184.35       $ 116.56       $  80.09
   December 31, 2002 .........     $ 130.43       $ 124.27       $  62.39
   December 31, 2003 .........     $ 352.00       $ 199.58       $  80.29
   December 31, 2004 .........     $ 507.13       $ 253.54       $  89.02

     Pursuant to Securities and Exchange Commission Rules, the foregoing Performance Graph and the Compensation Committee Report that follows are not "soliciting material", are not deemed filed with the Commission and are not incorporated by reference with the Company's Annual Report on Form 10-K, whether made before or after the date hereof and irrespective of any general incorporation language in such report.

     Compensation Committee Report on Executive Compensation -- The members of the Compensation Committee consist of Messrs. Andress, Shower and Work. The Company's executive compensation has as its objectives to (a) further the achievement of the Company's financial objectives, (b) focus executives on attainment of growth and the creation of stockholder value over time and (c) attract and retain talented and motivated executives. The executive compensation program is intended to provide an overall level of compensation that the Compensation Committee believes, based on its own judgment and experience, is competitive with levels of compensation provided by other companies in the industry. The programs link each executive's compensation directly to individual and Company performance. A significant portion of each executive's total compensation is variable and dependent upon the attainment of operating and financial goals, individual performance objectives and the appreciation in value of the Common Stock.

     Executive compensation primarily consists of three components: (a) base salary, (b) annual incentive compensation in the form of a cash bonus payment and (c) long-term equity-based incentive compensation. Each component is addressed in the context of individual and Company performance and competitive conditions. In determining competitive compensation levels, the Company analyzes data that includes information regarding compensation levels and programs in the oil and natural gas exploration and production industry, which was provided by a company that surveys and compiles annual energy compensation information. The Company's compensation scheme focuses on both short-term goals, through the awarding of annual bonuses, and long-term goals, through the awarding of stock options and restricted stock.

     Individual salary levels, bonus awards and changes in remuneration of the individual executives are determined by the Compensation Committee or the Board as a whole, subject in the case of Mr. Elias, to the terms of his employment agreement. The Chief Executive Officer makes recommendations to the Compensation Committee regarding the salaries of and awards to employees. Actual grants or awards of stock, including stock options, as well as changes in salaries are individually determined and administered by the Compensation Committee or the Board as a whole (acting on the recommendation of the Compensation Committee), in each case taking into account recommendations from the Chief Executive Officer.

     Base Salary. Base salaries of the executive officers (including that set forth in Mr. Elias' employment agreement) are determined based on the Compensation Committee's review of a number of factors, including comparable industry data and individual factors such as an executive's specific responsibilities, experience, individual performance and growth potential as well as independently obtained salary surveys. The Compensation Committee's salary recommendations are subject to approval of the full Board. Base salaries are designed so that salary opportunities for a given position will generally be between 90% and 100% of the competitive base salary midpoint established for each position. The employment contract of Mr. Elias requires the Compensation Committee to annually review his base salary and make a recommendation to the Board of Directors regarding possible increases. Such recommendations are made after careful review of the Company's and Mr. Elias' performance. Under the terms of Mr. Elias' employment agreement, the Board of Directors may, in its sole discretion, increase but not decrease his salary. No salary increase was recommended by the Compensation Committee or granted by the Board for Mr. Elias during 2004. The last merit increase for Messrs. Long and Tugwell was April 2004 and such increase was based on their performance.

     Bonus. Under the Company's bonus program, the annual bonus of the executive officers is determined by recommendation of the Compensation Committee, after reviewing recommendations of the Chairman and Chief Executive Officer, which is then submitted to the full Board for approval. The amount of bonus that may be earned is based on a targeted percentage of the executive officer's annual salary, subject to a maximum-targeted percentage. The bonuses of the executive officers for 2004 are based 80% on achievement of the Company's performance objectives as established by the Compensation Committee and 20% on achievement of the individual's performance objectives. The Company's overall performance objectives are measured by certain operational and financial objectives. The operational objectives for the Company for 2004 consisted of targeted annual increases in reserves (weighted 40%) and production (weighted 30%), competitive finding and development costs (weighted 15%) and operating expenses (weighted 15%), as compared with those projected in the Company's annual budget for the applicable period. The financial goals for the Company for 2004 were: (1) to ensure that funds were available to execute the Company's overall recommended case capital spending program as projected in its 2004 annual budget and plan (the "Recommended Case") while maintaining a prudent financial structure with a debt-to-total capital ratio of less than 30%, subject to adjustment due to acquisitions; (2) to fund the Recommended Case, excluding acquisitions, from internal cash flow rather than taking on more debt; and (3) building pre-tax cash flow from our exploration and production activities to a level sufficient to provide the necessary funds to conduct a program that will provide consistent physical (reserve and production) and fiscal (cash flow and net income) growth for the Company.

     Individual performance is assessed by a performance management process based on mutually defined expectations for each employee, including executive officers. The process includes individual appraisal components that are both objective and subjective. The objective components include quantifiable objectives and the subjective performance components include roles and accountabilities, performance attributes and behaviors. Individual performance of the executive officers, except the Chief Executive Officer, is first assessed by the Chief Executive Officer, who makes recommendations to the Compensation Committee for its consideration. Bonus opportunities for Messrs. Long and Tugwell for 2004 ranged from 0% to 80% of base salary. Mr. Elias' employment agreement provides a bonus opportunity ranging from 0% to 100% of his base salary subject to the achievement of specific objective and subjective performance criteria established mutually between the Compensation Committee and Mr. Elias on an annual basis. For 2004, the Board determined that a bonus for Mr. Elias would be determined based 80% on the achievement of the same Company performance criteria applicable to the other executive officers and 20% on the achievement of certain individual performance objectives as determined by the Compensation Committee and approved by the full Board. Bonus awards to be paid, if any, for 2004 performance are not determined as of the date of this Proxy Statement and will be reported in the Proxy Statement for the 2006 Annual Meeting.

     Under the bonus program, the 2004 bonuses will be paid in cash. All bonuses are subject to the final approval of the Board of Directors.

     Long-Term Equity-Based Compensation. The Company has relied on grants of stock options and grants of restricted stock under its Incentive Plan and, in the case of Mr. Elias, outside of the Incentive Plan, to provide long-term incentive-based compensation. The objectives of the Incentive Plan are to (i) attract and retain the services of key employees, qualified independent directors and qualified consultants and other independent contractors and (ii) encourage the sense of proprietorship and stimulate the active interest of those persons in the development and financial success of the Company. At December 31, 2004, options under the Incentive Plan had been granted to 58 current and former employees and directors, at exercise prices ranging from $2.11 per share to $13.99 per share. In 2004 the Company determined not to grant to employees any options to purchase shares of stock of the Company (except as required under the terms of employment agreements). Pursuant to the terms of his employment agreement, Mr. Elias was granted options to purchase 50,000 shares of Common Stock in April 2004 at an exercise price equal to the fair market value of the Common Stock on the date of grant. These options vest in full on the second anniversary of the date of grant and 13,000 of these shares subject to the options are issuable under the Incentive Plan, with the remaining 37,000 shares issuable under the Elias Plan, as defined below under "Equity Compensation Plan Information".

     Restricted stock awards are made to executive officers as part of their long-term equity-based compensation. Such awards are made by the Compensation Committee. Relevant factors in the determination of grants include data regarding stock grants at comparable companies and recommendations of the Chief Executive Officer. In determining the amount of shares to award executive officers, the Compensation Committee also considers, among other things, the relative grade levels of the officers. The restricted stock awards are designed to encourage executive officers to retain an ownership interest in the Company, to align their interests with those of stockholders and to reward increases in the Company's share price over time. A restricted stock award is a grant of a right to receive shares that vests over time. As the stock award vests, the shares are owned outright. The currently outstanding restricted stock held by executive officers vests and is issued in equal one-third increments on the first, second and third anniversary of the date of grant. In the last two years, the Compensation Committee has recommended the award of restricted stock instead of, or in addition to, options because in the view of the Compensation Committee, restricted stock is a better way to provide significant equity compensation that can generate more predictable long-term rewards than stock options.

     Grants of stock options to executive officers may be made by the Compensation Committee. The employment agreement of Mr. Elias sets forth the number and terms of his initial and subsequent option grants through 2004. All other grants are made at the discretion of the Compensation Committee or the Board as a whole. Awards of options are determined on the basis of factors similar to those used to determine awards of restricted stock. The exercise price of all stock options has been equal to at least the fair market value of the Common Stock on the date of grant; accordingly, executives receiving stock options are rewarded only if the market price of the Common Stock appreciates. Stock options are thus designed to align the interests of the Company's executives with those of its stockholders by encouraging executives to enhance the value of the Company and hence, the price of the Common Stock and each stockholder's return.

     Since the Company's initial public offering, certain non-executive employees of the Company received grants of overriding royalty interests in oil and gas prospects of the Company where such interests had been earned pursuant to employment agreements between such employees and the Company. Effective June 1, 1999 all employment agreements which provided for overriding royalty interests were terminated. Pursuant to a policy adopted as of that date, no employee of the Company is entitled to an overriding royalty interest on any prospect that is defined and leased after July 1, 2000. Overrides which were earned in prospects prior to July 1, 2000 or assigned of record remain valid. Executive officers of the Company have not been entitled to receive overriding royalty grants since the Company's initial public offering. Prior to becoming an executive officer, Mr. Tugwell received overriding royalty interests under the Company's prior practice and has, and will in the future, receive payments pursuant to such interests.

     Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits (to $1 million per covered executive) the deductibility for federal income tax purposes of annual compensation paid to company's executive officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. Options grants that are made outside of stockholder-approved plans, such as most of the options grants made to Mr. Elias, are generally subject to the deductibility limits of Section 162(m). The Compensation Committee seeks to qualify compensation for deductibility in certain instances, but retains the discretion to authorize the payment of nondeductible amounts.

     Compensation of Chief Executive Officer. Mr. Elias' compensation, as described above, is generally determined in part by the terms of his employment agreement, which was approved by the Board as a whole and the Compensation Committee. In doing so, the Board and Compensation Committee considered a variety of factors, including a review of comparable industry data, the compensation package of Mr. Elias' predecessor at the Company and negotiations between Mr. Elias and the Compensation Committee. In addition to the compensation contemplated by his employment agreement, Mr. Elias was awarded 7,110 shares of restricted stock in 2004. The Compensation Committee recommended this award in recognition of his leadership in moving the Company forward in a positive manner and his expected future contributions.

                           The Compensation Committee:


                           Thurmon Andress, Chair
                           Robert W. Shower
                           David F. Work

     Equity Compensation Plan Information -- The following table provides certain information with respect to all of the Company's equity compensation plans in effect as of December 31, 2004.

                                                  (a)                      (b)                       (c)
                                                                                            Number of securities
                                          Number of securities      Weighted average       remaining available for
                                           to be issued upon        exercise price of          future issuance
                                        exercise of outstanding   outstanding options,    under equity compensation
                                         options, warrants and        warrants and       plans (excluding securities
Plan Category                                  rights (1)              rights (2)        reflected in column (a)) (3)
-------------                          ------------------------- ---------------------- ------------------------------
Equity compensation plans
 approved by security holders .....             508,835                  $ 6.39                    454,485
Equity compensation plan not
 approved by security holders .....             461,000                  $ 5.53                         --
                                                -------                  ------                    -------
   Total ..........................             969,835                  $ 5.91                    454,485
                                                =======                  ======                    =======

All amounts set forth opposite "Equity compensation plans approved by security holders" relate to the Incentive Plan. Amounts set forth opposite "Equity compensation plan not approved by security holders" relate to the Amended and Restated Edge Petroleum Corporation Elias Stock Incentive Plan (the "Elias Plan"), which is described below.

------------
(1) The shares set forth in column (a) are comprised of shares of Common Stock that may be issued in the future pursuant to currently outstanding options for the purchase of Common Stock and shares of Common Stock that may be issued in the future pursuant to currently outstanding restricted stock awards. In the case of restricted stock awards, the Company does not actually issue shares of Common Stock until and to the extent the awards vest. The amounts set forth in column (a) include 147,785 shares with respect to the Incentive Plan that may be issued in the future pursuant to currently outstanding restricted stock awards.

(2) The calculations of weighted average exercise prices are exclusive of restricted stock awards. In the case of equity compensation plans approved by security holders, the amount is based solely on options to purchase 361,050 shares of Common Stock pursuant to the Incentive Plan. In the case of equity compensation plans not approved by security holders, the amount is based on options to purchase 461,000 shares of Common Stock pursuant to the Elias Plan.

(3) All of the shares set forth in column (c) with respect to the Incentive Plan may be issued pursuant to stock awards, including stock options, restricted stock grants and stock appreciation rights.

     The Elias Plan was approved by the Board of Directors of the Company and 475,000 shares of Common Stock were reserved for issuance thereunder, of which no shares remain available for additional awards at December 31, 2004. Under the Elias Plan, awards may be made to Mr. Elias of options for the purchase of Common Stock and of restricted stock. As of December 31, 2004, options for the purchase of 461,000 shares of Common Stock and a restricted stock award relating to 14,000 shares of Common Stock had been made to Mr. Elias under the Elias Plan. The Elias Plan was adopted to induce and retain the employment of Mr. Elias and to stimulate his active interest in the development and financial success of the Company. Mr. Elias' employment agreement contemplates the issuance to him of options for the purchase of up to 450,000 shares of Common Stock, all of which options had been issued under the Elias Plan as of December 31, 2004. The Elias Plan provides for the issuance of an initial option award to Mr. Elias for the purchase of 200,000 shares of Common Stock effective January 8, 1999, which became exercisable in increments of one-third of the shares subject thereto annually beginning on the date of grant, has a term of ten years and an exercise price equal to the fair market value of the Common Stock on the date of grant. The Elias Plan provides that all subsequent option awards under the Elias Plan, which may be made in the sole discretion of the Board, be of options with a ten-year term, becoming exercisable in full upon the second anniversary of the date of grant and with an exercise price not less than the fair market value of the Common Stock on the date of grant. Pursuant to the Elias Plan, the Board approved grants of NSOs to purchase 50,000 shares of Common Stock effective on or about January 1 of each of the years 2000 through and including 2003. For 2004, options for the purchase of 37,000 shares were issued to Mr. Elias under the Elias Plan and options for the purchase of 13,000 shares were issued to him under the Incentive Plan. All options were granted at an exercise price equal to the fair market value of the Common Stock on the date of grant. The Elias Plan provides for an award of 14,000 shares of restricted stock to Mr. Elias effective March 1, 2001, which vests in increments of one-third of the shares subject thereto annually beginning on the first anniversary of grant. An option award to Mr. Elias for the purchase of 24,000 shares of Common Stock was made from the Elias Plan on April 1, 2002, which becomes exercisable in full upon the second anniversary of the date of grant at an exercise price equal to the fair market value of the Common Stock on the date of grant.

Certain Transactions

     The transactions described below were carried out on terms at least as favorable to the Company as could have been obtained from unaffiliated third parties in arm's length negotiations, however, because the transactions were with parties that may be deemed to be affiliates, it is possible that the Company would have obtained different terms from a truly unaffiliated third-party.

     Affiliates' Ownership in Prospects. Edge Group Partnership, a general partnership composed of limited partnerships of which Mr. Sfondrini and a company controlled by Mr. Sfondrini are general partners, Edge Holding Company, L.P., a limited partnership of which Mr. Sfondrini and a corporation wholly owned by him are the general partners, Andex Energy Corporation and Texedge Energy Corporation, corporations of which Mr. Andrews is an officer and members of his immediate family hold ownership interests, Mr. Raphael, Essex Royalty Joint Venture I ("Essex I") and Essex Royalty Joint Venture II ("Essex II"), both being joint venture partnerships of which Mr. Sfondrini and a company wholly owned by Mr. Sfondrini are managers, own certain working interests in the Company's Nita and Austin Prospects and certain other wells and prospects operated by the Company. These working interests aggregate 7.19% in the Austin Prospect, 6.27% in the Nita Prospect and are negligible in other wells and prospects. These working interests bear their share of lease operating costs and royalty burdens on the same basis as the Company. Amounts paid to these entities and individual by the Company represent their respective pro-rata ownership shares in the particular properties involved. In addition, Bamaedge, L.P., a limited partnership of which Andex Energy Corporation is the general partner, and Mr. Raphael also hold overriding royalty interests with respect to the Company's working interest in certain wells and prospects. Neither Mr. Raphael nor Bamaedge L.P. has an overriding interest in excess of .075% in any one well or prospect. Essex I and Essex II own royalty and overriding royalty interests in various wells operated by the Company. The combined royalty and overriding royalty interests of Essex I and Essex II do not exceed 6.2% in any one such well or prospect. The gross amounts distributed or accrued to these persons and entities by the Company in 2004 on account of their proportionate ownership interests (including net revenue, royalty and overriding royalty interests) and the amounts these same persons and entities paid to the Company for their respective share of lease operating expenses and other costs is set forth in the following table:

                                                       Total Amounts Paid by     Lease Operating
                                                       the Company to Owners     Expenses paid to
                                                         in 2004 including        the Company by
Owner                                                   Overriding Royalty*       Owners in 2004
-----                                                 -----------------------   ------------------
   Andex Corporation/ Texedge Corporation .........           $  3,896               $ 2,578
   Bamaedge, L.P. .................................           $  3,594                   -0-
   Edge Group Partnership .........................           $387,603               $40,284
   Edge Holding Co., L.P. .........................           $ 71,177               $ 7,065
   Essex I Joint Venture ..........................           $ 32,603                   -0-
   Essex II Joint Venture .........................           $150,509               $ 5,629
   Stanley Raphael ................................           $  5,209               $   412
                                                              --------               -------
    Total .........................................           $654,591               $55,968
                                                              ========               =======

------------

* In the case of Essex I and II Joint Ventures, amounts include royalty income in addition to working interest income

Code of Ethics

     The Company has adopted a code of ethics that applies to all Company employees including executive officers, as well as each member of the Company's Board of Directors. The code of ethics is available at the Company's website at http://www.edgepet.com. The code includes policies on employment, conflicts of interest, and the protection of confidential information and requires adherence to all laws and regulations applicable to the conduct of our business.

                                  PROPOSAL II

                          Proposed Charter Amendment
          to Increase the Number of Authorized Shares of Common Stock

     The Board has approved a resolution proposing that the Company's Restated Certificate of Incorporation, as amended to date (the "Charter"), be further amended to increase the number of authorized shares of Common Stock of the Company to Sixty Million (60,000,000) shares (the "Amendment").

     The proposed Amendment would replace the first sentence of Article Four of the Charter with the following sentence:

   "The aggregate number of shares of capital stock that the Corporation shall have authority to issue is Sixty-five Million (65,000,000), divided into Sixty Million (60,000,000) shares of common stock, par value $0.01 per share ("Common Stock"), and Five Million (5,000,000) shares of preferred stock, par value $0.01 per share ("Preferred Stock")."

Current Capital Structure

     Under Delaware law, the Company may only issue shares of capital stock to the extent such shares have been authorized for issuance under the Charter. The Charter currently authorizes the Company to issue Twenty-five Million (25,000,000) shares of Common Stock and Five Million (5,000,000) shares of preferred stock, par value $0.01 per share ("Preferred Stock"). As of March 1, 2005, 17,063,910 shares of Common Stock were issued and outstanding and 4,792,831 shares of Common Stock were reserved for issuance. After taking into account such reserved shares, a balance of 3,143,259 authorized but unissued shares of Common Stock would be available for issuance under the Charter as it now exists. No shares of Preferred Stock as of such date were issued and outstanding or reserved for issuance.

Reasons for Amendment

     The number of issued and outstanding shares of Common Stock has increased from 7,461,361 in March 1997 to 17,063,910 on March 1, 2005. As a result, the Company's available Common Stock has been reduced. In this light, the Board deems it advisable and in the best interest of stockholders to increase the number of shares of Common Stock authorized for issuance by the Company from 25 million to 60 million. The additional 35 million shares of Common Stock to be authorized would be available for possible future financing and acquisition transactions, stock dividends or stock splits, employee benefit plans and other corporate purposes. Having such shares available for issuance in the future would give the Company greater flexibility and would generally allow shares of Common Stock to be issued without the expense and delay of a special stockholders' meeting.

     Immediately after its initial public offering in March 1997, the Company had 7,461,361 shares of Common Stock issued and outstanding, all of which were issued in the initial public offering and the combination transactions effected concurrently therewith. Since then, the Company has issued (i) 1,171,945 shares of Common Stock in connection with various benefit and incentive plans, (ii) 2,240,000 shares of Common Stock pursuant to a private placement of Common Stock and warrants (all of which have been exercised) in June 1999, (iii) 2,165,604 shares of Common Stock in connection with the December 2003 acquisition of Miller Exploration Company and (iv) 4,025,000 shares of Common Stock in connection with a December 2004 public offering of Common Stock, for a total of 17,063,910 shares issued and outstanding as of March 1, 2005.

     If the Amendment is approved by the stockholders, the Board does not intend to solicit further stockholder approval prior to the issuance of any additional shares of Common Stock, except as may be required by applicable law or the rules of any stock exchange or quotation system on which the Common Stock may be listed or quoted. The Nasdaq Stock Market, on which the Common Stock is quoted, currently requires stockholder approval in certain instances, including in connection with acquisition transactions where the present or potential issuance of shares is or will be equal to or in excess of 20% of the number of shares of Common Stock outstanding before the issuance of the stock.

     The proposed Amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this proposal. For example, in the event of a hostile attempt to take over control of the Company, it may be possible for the Company to endeavor to impede the attempt by issuing shares of Common Stock, which would dilute the voting power of the other outstanding shares and increase the potential cost to acquire control of the Company. The proposed Amendment therefore may have the effect of discouraging unsolicited takeover attempts and potentially limiting the opportunity for the Company's stockholders to dispose of their shares at a premium, which is often offered in takeover attempts, or that may be available under a merger proposal. The proposed Amendment may have the effect of permitting the Company's current management, including the current Board, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company's business. However, the Board is not aware of any attempt to take control of the Company, and the Board has not presented this proposal with the intent that it be utilized as a type of anti-takeover device. The Board has no current plans for the issuance of the additional shares of Common Stock for which authorization is being sought, except in connection with equity compensation plans.

     To the extent that additional authorized shares are issued in the future, they may decrease the existing stockholders' percentage equity ownership and depending on the price at which they are issued, could be dilutive to the existing stockholders. The holders of Common Stock have no preemptive rights and the Board of Directors has no plans to grant such rights with respect to any such shares.

     If the proposed Amendment is adopted, it will become effective upon filing of a Certificate of Amendment to the Charter with the Secretary of State of the State of Delaware.

Required Vote and Board of Directors Recommendation

     Approval of the Amendment will require the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock outstanding on the record date. The persons named in the accompanying proxy will vote in accordance with the choice specified thereon, or, if no choice is properly indicated, in favor of the adoption of the Amendment. Abstentions and broker non-votes will be counted as present for the purposes of determining if a quorum is present, but will have the same effect as a vote against the Amendment. A failure to vote shares will also have the effect of a vote against the Amendment.

     The Board of Directors recommends that stockholders vote FOR the adoption of the proposed Amendment.

                                 PROPOSAL III

   Approval of Appointment of Independent Registered Public Accounting Firm

     The Board of Directors, upon recommendation of its Audit Committee, has approved and recommends the appointment of BDO Seidman, LLP as an independent registered public accounting firm to conduct an audit of the Company's financial statements for the year 2005. Although the selection and appointment of an independent registered public accounting firm is not required to be submitted to a vote of stockholders, the Board of Directors has decided to ask our stockholders to approve this appointment. In accordance with the Company's Bylaws, approval of the appointment of an independent registered public accounting firm will require the affirmative vote of a majority of the shares of Common Stock voted at the meeting. Accordingly, abstentions and broker non-votes applicable to shares present at the meeting will not be included in the tabulation of votes cast on this matter.

     Representatives of BDO Seidman, LLP will attend the Annual Meeting and will be available to respond to questions that may be asked by stockholders. Such representatives will also have an opportunity to make a statement at the meeting if they desire to do so.

     The Board of Directors recommends that stockholders vote FOR the appointment of BDO Seidman, LLP as the Company's independent registered public accounting firm.

Change in Independent Registered Public Accounting Firm

     On June 25, 2004, the Company dismissed its independent accountant, KPMG LLP and engaged BDO Seidman, LLP as its new independent registered public accounting firm and auditor. The decision to engage BDO Seidman, LLP and dismiss KPMG LLP was approved by the Audit Committee.

     As noted in the Company's Current Report on Form 8-K filed on June 30, 2004, none of the reports of KPMG LLP on the financial statements of the Company during their engagement contained an adverse opinion or was qualified or modified as to uncertainty, audit scope or accounting principles except as follows: KPMG LLP's audit reports on the consolidated financial statements of Edge Petroleum Corporation and subsidiaries as of and for the years ended December 31, 2003 and 2002, contained a separate paragraph stating that "As discussed in Note 2 to the consolidated financial statements, effective January 1, 2003, the Company changed its method of accounting for asset retirement obligations and effective January 1, 2001, the Company changed its method of accounting for derivative instruments." These changes were made and this explanatory language was included pursuant to the required adoption on January 1, 2003 of Statement of Financial Accounting Standard ("SFAS") No. 143, "Accounting for Asset Retirement Obligations," and the required adoption on January 1, 2001 of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended.

     Further, during the Company's two fiscal years ended December 31, 2003 and for the period from January 1, 2004 to June 25, 2004, there were no disagreements between the Company and KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of such accountants, would have caused them to make reference to the subject matter of the disagreements in connection with their report on the financial statements for such years. There were no reportable events (as defined in Regulation S-K, Item 304 (a)(1)(v)) during the Company's two fiscal years ended December 31, 2003 and for the period from January 1, 2004 to June 25, 2004. During the Company's two fiscal years ended December 31, 2003 and for the period from January 1, 2004 to June 25, 2004, the Company did not consult with BDO Seidman, LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) or
(ii) of Regulation S-K.

Independent Public Accountants' Fees

     BDO Seidman, LLP billed the Company as set forth in the table below for professional services rendered for the audit of the Company's annual financial statements for the years ended December 31, 2004 and 2003 (reaudit) and for the reviews of the Company's quarterly financial statements included in the Company's Quarterly Reports on Form 10-Q for such periods and for work on other SEC filings. BDO Seidman, LLP provided non-audit services for the Company during 2004 as follows (1) the preparation of current and amended corporate tax returns, (2) tax planning and advice for mergers and acquisitions, and (3) tax compliance consultations. All amounts billed by BDO Seidman, LLP were for work performed subsequent to its engagement during 2004 and are reflected in the "Fiscal 2004" column below. KPMG LLP, the predecessor auditor, billed the Company for the audit of the Company's annual financial statements for the year ended December 31, 2003 and other audit services, as set forth in the "Fiscal 2003" column below. KPMG LLP did not provide any non-audit services for the Company during 2003.

                                    Fiscal 2004     Fiscal 2003
                                   -------------   ------------
   Audit Fees ..................      $691,585       $379,000
   Tax Services ................      $ 69,200            -0-
   All Other Services ..........           -0-            -0-

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

     The Audit Committee has established a policy for the pre-approval of audit and non-audit services performed for the Company by the independent registered public accounting firm, which also specifies the types of services that the independent registered public accounting firm may and may not provide to the Company. The policy provides for general pre-approval of services and specific case-by-case approval of certain services. The services that are pre-approved include audit services and audit-related services such as due diligence services pertaining to potential business acquisitions and dispositions, tax services and may also include other services. The term of any pre-approval is 12 months and is generally subject to certain specific budgeted amounts or ratios as determined by the Committee. The Committee may revise the list of general pre-approved services from time to time based on subsequent determinations. Unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services which were addressed in the pre-approval, but exceed pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Committee. The Audit Committee does not delegate its responsibilities concerning pre-approval of services to management. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for services performed to date.

                                  PROPOSAL IV

                                Other Business

     Management does not intend to bring any business before the meeting other than the election of a director, the proposed Amendment to the Charter and appointment of BDO Seidman, LLP referred to in the accompanying notice. No other matter or nomination for director has been timely submitted to the Company in accordance with the provisions of the Company's Bylaws. If, however, any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to discretionary authority granted in the proxy in accordance with their best judgment on such matters. The discretionary authority includes matters that the Board of Directors does not know are to be presented at the meeting by others.

Additional Information

     Stockholder Communications -- The Company's Board of Directors has provided for a process for security holders to send communications to the Board of Directors. Any security holder can send communications to the Board by mail as follows:

                        Board of Directors of Edge Petroleum Corporation c/o Corporate Secretary
                        1301 Travis, Suite 2000
                        Houston, Texas 77002

     All security-holder communications will be relayed to all Board members. Communications from an officer or director of the Company will not be viewed as security holder communications for purposes of the procedure. Communications from an employee or agent of the Company will be viewed as security holder communications for purposes of the procedure only if those communications are made solely in such employee's or agent's capacity as a security holder.

     Stockholder Proposals -- The Company's Bylaws require written notice to be delivered to the Secretary of the Company by a stockholder:

      o in the event of business to be brought by a stockholder before an annual meeting, not less than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Company (with certain exceptions if the date of the annual meeting is different by more than specified amounts from the anniversary date), and

      o in the event of nominations of persons for election to the board of directors by any stockholder,

      o with respect to an election to be held at the annual meeting of stockholders, not less than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Company (with certain exceptions if the date of the annual meeting is different by more than specified amounts from the anniversary date), and

      o with respect to an election to be held at a special meeting of stockholders for the election of directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed to stockholders or public disclosure of the date of the special meeting was made, whichever first occurs.

     If the date of the 2006 annual meeting of stockholders is not more than 30 days before, nor more than 60 days after, the first anniversary of the date of the 2005 Annual Meeting, stockholders who wish to nominate directors or to bring business before the 2006 Annual Meeting of stockholders must notify the Company no later than December 28, 2005. Such notice must set forth specific information regarding such stockholder and such business or director nominee, as described in the Company's Bylaws. The Company's Bylaws also provide for certain procedures to be followed by stockholders in nominating persons for election to the Board of Directors of the Company.

     Compliance with the above will generally result in a proposal that is proper business (or director nomination) being eligible to be brought before the stockholders for voting upon at the annual meeting. However, compliance with these requirements does not mean that the Company is required to include the proposal in the proxy solicitation material that the Company prepares and distributes. In order for a stockholder to require that a proposal be included by the Company in its proxy statement and proxy card, the stockholder must satisfy the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, in addition to the requirements of the Bylaws. Rule 14a-8 addresses when a company must include a stockholder's proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of stockholders. Under Rule 14a-8, proposals that stockholders intend to have included in the Company's proxy statement and form of proxy for the 2006 Annual Meeting of stockholders must be received by the Company no later than November 24, 2005. However, if the date of the 2006 Annual Meeting of stockholders changes by more than 30 days from the first anniversary of the date of the 2005 Annual Meeting of stockholders, the deadline by which proposals must be received is a reasonable time before the Company begins to print and mail its proxy materials, which deadline will be set forth in a quarterly report on Form 10-Q or will otherwise be communicated to stockholders. Stockholder proposals must also be otherwise eligible for inclusion.

                                      By Authorization of the Board of Directors

                                      /s/ Robert C. Thomas

                                      Robert C. Thomas
                                      Vice President, General Counsel &
                                      Corporate Secretary

March 24, 2005

            EDGE PETROLEUM CORPORATION ANNUAL MEETING OF STOCKHOLDERS

                           10:00 a.m., April 27, 2005

                                Doubletree Hotel
                                400 Dallas Street
                              Houston, Texas 77002

                              ---------------------

                             ADVANCE REGISTRATION

     Attendance at the Annual Meeting is limited to Edge stock owners (or a designated representative or proxy) with proof of ownership and members of their immediate family and employees and guests of the Company. In order to attend as a stockholder or immediate family member, you or your family member must be a stockholder of record as of March 17, 2005, or you must provide a copy of a brokerage statement or other evidence of beneficial ownership showing your ownership of Common Stock on March 17, 2005. Attendees may register at the door on the day of the meeting; however, advance registration for the Edge Annual Meeting will expedite your entry into the meeting.

      o If you hold your Edge shares directly with the Company and you/or a member of your immediate family plan to attend the Annual Meeting, please follow the Advance Registration instructions on the top portion of your Proxy Form, which was included in the mailing from the Company.

      o If you desire to appoint a person to attend the meeting and vote your shares on your behalf, you may do so by inserting that person's name in the blank space provided at the top of your Proxy Form. Such person need not be a stockholder of the Company. At the meeting, such person must present to the inspector of elections a proxy signed by the stockholder, or by his or her attorney authorized in writing, as his or her name appears on our register of stockholders. If the stockholder is a corporation, the proxy must be executed by a duly authorized officer or attorney thereof.

      o If your Edge shares are held for you in a brokerage, bank or other institutional account and you wish to register in advance, please direct your request to:

                               Edge Petroleum Corporation
                               1301 Travis, Suite 2000
                               Houston, Texas 77002
                               Attention: Corporate Secretary

   Please include the following in your request:

   o     Your name and complete mailing address;

   o     The name(s) of any immediate family members who will accompany you;
         and

   o Proof that you own Edge shares (e.g., a photocopy of a brokerage or other account statement).

     No cameras, video recorders or tape recorders of any type will be permitted in the meeting. We realize that many cellular phones have built-in cameras, and while these phones may be brought into the meeting venue, the camera function may not be used at any time. Inappropriate or disorderly behavior will result in expulsion from the meeting.

PROXY                      EDGE PETROLEUM CORPORATION                      PROXY
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
       ANNUAL MEETING OF STOCKHOLDERS TO BE HELD WEDNESDAY, APRIL 27, 2005

[ ] Advance Registration: Check here if you or your designated representative or proxy and/or a member of your immediate family plan to attend the meeting. Write in space below the name of any such intended attendee.

The undersigned hereby appoints Michael G. Long and Robert C. Thomas, jointly and severally, proxies, with full power of substitution and with discretionary authority, to represent and to vote, in accordance with the instructions set forth below, all shares of Common Stock which the undersigned is entitled to vote at the 2005 annual meeting of stockholders of Edge Petroleum Corporation (the "Company"), to be held on Wednesday, April 27, 2005, at the Doubletree Hotel, 400 Dallas, Houston, Texas 77002, at 10:00 a.m. (the "Annual Meeting") or at any adjournment thereof, hereby revoking any proxy heretofore given. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IN THE ABSENCE OF SPECIFIC DIRECTIONS TO THE CONTRARY, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE DIRECTORS NAMED BELOW, FOR THE APPROVAL OF THE PROPOSED CHARTER AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND FOR THE APPROVAL OF BDO SEIDMAN, LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2005, AND IN THE DISCRETION OF THE PROXIES, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

     YOUR VOTE IS IMPORTANT. If you will not be voting by telephone or the Internet, you are urged to complete, sign, date amd promptly return the accompanying proxy in the enclosed envelope, which is postage prepaid if mailed in the United States. If you will be voting by telephone or the Internet, there is no need for you to mail back the accompanying proxy.

INSTRUCTIONS ON HOW TO VOTE BY TELEPHONE OR THE INTERNET

     To Vote By Telephone--On a touch-tone phone, call 1-866-396-1518. Please have this proxy card ready when you call and follow the simple recorded instructions the vote voice provides to you.

     To Vote By Internet--Log on to the Internet and go to http://www.computershare.com/us/proxy. Please have this proxy card ready when you access the simple instructions that appear on your computer screen.

     Your vote by telephone or the Internet authorizes the named proxies in the same manner as if you marked, signed, dated and returned the accompanying proxy. The telephone and Internet voting facilities are available 24 hours a day, 7 days a week, but they will close at 5:30 p.m. Central Daylight Time on April 26, 2005.


             (Continued and to be dated and signed on reverse side)

      The undersigned hereby acknowledges receipt of the notice of, and Proxy Statement for, the aforesaid Annual Meeting.

(1)   ELECTION OF DIRECTOR     [ ] FOR the nominee        [ ] WITHHOLD AUTHORITY
                                   listed below               to vote for all
                                   (except as marked          nominees listed
                                   to the contrary            below
                                   below)

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR THE NOMINEE, STRIKE A LINE THROUGH SUCH NOMINEE'S NAME BELOW.)

NOMINEE: VINCENT S. ANDREWS

(2) PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION to increase the number of authorized shares of Common Stock from 25 million to 60 million.

        [ ] FOR               [ ] AGAINST            [ ] ABSTAIN

(3) PROPOSAL TO APPROVE THE APPOINTMENT OF BDO SEIDMAN, LLP as the independent registered public accounting firm for the Company for 2005.

        [ ] FOR               [ ] AGAINST            [ ] ABSTAIN

(4) With discretionary authority as to such other matters as may properly come before the meeting.

                                        ________________________________________
                                        Signature

                                        Date:________________________, 2005

                                        (If signing as Attorney, Administrator,
                                        Executor, Guardian, Trustee or Corporate
                                        Officer, please add your title as such.)

                                        PLEASE SIGN, DATE AND RETURN PROMPTLY.

MR A SAMPLE                            MMMMMMMMMMMM
DESIGNATION (IF ANY)                   000000000.000 ext
ADD 1                                  000000000.000 ext
ADD 2                                  000000000.000 ext
ADD 3                                  000000000.000 ext
ADD 4                                  000000000.000 ext
ADD 5                                  000000000.000 ext
ADD 6                                  000000000.000 ext

                                       C 1234567890 J N T

                                       [BAR CODE]

                                       [ ] Mark this box with an X if you have
                                           made changes to your name or address
                                           details above.

====================================================================================================================================
Annual Meeting Proxy Card
====================================================================================================================================
[A] Election of Director                            PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
1. The Board of Directors recommends that stockholders vote FOR the election of Mr. Andrews as director of the Company whose term will expire in 2008.

                             For    Withhold

01 - Vincent S. Andrews      [ ]       [ ]

[B] Issues
The Board of Directors recommends a vote FOR the following proposals.

                                                       For   Against   Abstain

2. PROPOSAL TO APPROVE THE AMENDMENT TO THE            [ ]     [ ]       [ ]    Advance Registration: Check here if      [ ]
   COMPANY'S RESTATED CERTIFICATE OF INCORPORATION                              you or your designated representative
   to increase the number of authorized shares of                               or proxy and/or a member of your
   Common Stock from 25 million to 60 million.                                  immediate family plan to attend the
                                                                                meeting. Write in space below the name
3. PROPOSAL TO APPROVE THE APPOINTMENT OF BDO          [ ]     [ ]       [ ]    of any such intended attendee.
   SEIDMAN, LLP as the independent registered public
   accounting firm for the Company for 2005.

4. With discretionary authority as to such other matters as may properly come before the meeting.

[C] Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
NOTE: (If signing as Attorney, Administrator, Executor, Guardian, Trustee or Corporate Officer, please add your title as such.)
Please sign, date and return promptly.

Signature 1 - Please keep signature within the box       Signature 2 - Please keep signature within the box       Date (mm/dd/yyyy)
--------------------------------------------------       --------------------------------------------------       -----------------
                                                                                                                      /    /
--------------------------------------------------       --------------------------------------------------       -----------------

                                                        1UPX HHH PPPP 0049001

001CD40001   00EQSB

====================================================================================================================================
Proxy - EDGE PETROLEUM CORPORATION
====================================================================================================================================

Proxy Solicited on Behalf of the Board of Directors Annual Meeting of Stockholders to be held Wednesday, April 27, 2005

The undersigned hereby appoints Michael G. Long and Robert C. Thomas, jointly and severally, proxies, with full power of substitution and with discretionary authority, to represent and to vote, in accordance with the instructions set forth herein, all shares of Common Stock which the undersigned is entitled to vote at the 2005 annual meeting of stockholders of Edge Petroleum
Corporation (the "Company"), to be held on Wednesday, April 27, 2005, at the Doubletree Hotel, 400 Dallas, Houston, Texas 77002, at
10:00 a.m. or at any adjournment thereof, hereby revoking any proxy heretofore given.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IN THE ABSENCE OF SPECIFIC DIRECTIONS TO THE
CONTRARY, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE DIRECTORS NAMED HEREIN, FOR THE APPROVAL OF THE PROPOSED CHARTER
AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND FOR THE APPROVAL OF BDO SEIDMAN, LLP AS THE COMPANY'S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2005, AND IN THE DISCRETION OF THE PROXIES, UPON SUCH OTHER BUSINESS AS MAY
PROPERLY COME BEFORE THE MEETING.

(Continued and to be voted on reverse side.)




Telephone and Internet Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

==================================================================     =============================================================
[GRAPHIC] To vote using the Telephone (within U.S. and Canada)         [GRAPHIC] To vote using the Internet
==================================================================     =============================================================
          o Call toll free 1-866-396-1518 in the United States                   o Go to the following web site:
            or Canada any time on a touch tone telephone.                          WWW.COMPUTERSHARE.COM/US/PROXY
            There is NO CHARGE to you for the call.
                                                                                 o Enter the information requested on your computer
          o Follow the simple instructions provided by the                         screen and follow the simple instructions.
                recorded message.

                                                                                          -------
                              C0123456789                                                  12345
                            ---------------                                               -------

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 5:30 p.m., Central Daylight Time on April 26, 2005.
THANK YOU FOR VOTING